UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _ )
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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as
permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Allied Capital Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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(1) Title of each class of securities to which transaction applies:

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March 23, 2010
Dear Allied Capital Dividend Reinvestment Plan Participant:
     We are writing to provide you with information regarding the upcoming anticipated termination of the Allied Capital Corporation (“Allied Capital”) Dividend Reinvestment Plan (the “Plan”), in which you are a participant, as a result of the pending merger with Ares Capital Corporation (“Ares Capital”).
     As you may know, on October 26, 2009, Allied Capital and Ares Capital announced a strategic business combination in which ARCC Odyssey Corp., a wholly owned subsidiary of Ares Capital, would merge into Allied Capital and, immediately thereafter, Allied Capital would merge into Ares Capital.
     Completion of the proposed merger is subject to stockholder approval by both Allied Capital and Ares Capital stockholders and satisfaction of other closing conditions. If approved by stockholders at the Special Meeting on March 26, 2010, the merger is expected to close around the end of the first quarter of 2010.
     If the proposed merger is completed, all whole Allied Capital shares held by you in the Plan will be placed in book-entry form at American Stock Transfer & Trust Company, LLC (“AST”), the Plan’s administrator, and you will receive a check representing any fractional Allied Capital shares held in your account. Treatment of the shares of Allied Capital common stock that you hold in connection with the proposed merger is described below. Participants wishing to terminate their participation in the Plan and direct AST to sell any shares held in their account prior to the anticipated termination date of the Plan, must notify AST of such election by 4:00 p.m. Eastern Daylight Time on March 25, 2010. Please note: there can be no assurance regarding the timing of the consummation of the merger (if it is consummated at all) or the timing of the termination of the Plan.
     If the proposed merger is completed, Ares Capital’s exchange agent will send former Allied Capital stockholders who hold Allied Capital certificates an Exchange Form and instructions explaining what they must do to surrender their certificates for the merger consideration payable to them. Former Allied Capital stockholders who held their shares in book-entry form will receive the merger consideration payable to them without any action on their part. If you hold Allied Capital stock certificates, you should locate them now.
     On March 3, 2010, Allied Capital announced that if the merger is approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Allied Capital common stock entitled to vote thereon, Allied Capital’s board of directors intends to declare a special dividend of $0.20 per share to Allied Capital stockholders of record on such date. The dividend would be funded to AST on the closing date of the merger with instructions to disburse such amounts to former Allied Capital stockholders as of the record date as promptly as practicable after the effective time of the merger.
     It is important to note that the Plan will not apply to this special dividend (should it be declared) and participants in the Plan will receive such dividend in cash. Participants who wish to reinvest this dividend in the combined company should contact their broker about purchasing shares of Ares Capital common stock in the market.
     If you have any questions or need additional information with respect to the Plan, please write to AST, at
1919 Pennsylvania Avenue, NW | Washington, DC 20006-3434 | 202.721.6100 | 202.721.6101 Fax | www.alliedcapital.com

American Stock Transfer & Trust Company, LLC, P.O. Box 922 Wall Street Station, New York, NY 10269-0560, or call 1-888-333-0210. You may also access your account on the internet at www.amstock.com.
     For more details concerning the proposed merger, and the exchange of Allied Capital shares for the merger consideration, please see the Joint Proxy Statement/Prospectus and the supplement to the Joint Proxy Statement/Prospectus referred to below.
     Thank you for your cooperation and for your long-time support of Allied Capital.
Sincerely,
/s/ Miriam G. Krieger
Miriam G. Krieger
Executive Vice President and Corporate Secretary
Forward-Looking Statements
Statements included herein and in the Joint Proxy Statement/Prospectus and the supplement to the Joint Proxy Statement/Prospectus referred to below may constitute “forward-looking statements,” which relate to future events or the future performance or financial condition of Ares Capital or Allied Capital or the combined company following the merger. Ares Capital and Allied Capital caution readers that any forward-looking information is not a guarantee of future performance, condition or results and involves a number of risks and uncertainties. Actual results and condition may differ materially from those in the forward-looking statements as a result of a number of factors. Such forward-looking statements include, but are not limited to, statements about the benefits of the merger, including, among others, future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts.
Factors that may affect future results and condition are described in “Special Note Regarding Forward-Looking Statements” in the Joint Proxy Statement/Prospectus and in Ares Capital’s and Allied Capital’s other filings with the SEC, each of which are available at the SEC’s web site http://www.sec.gov or http://www.arescapitalcorp.com or http://www.alliedcapital.com, respectively. Ares Capital and Allied Capital disclaim any obligation to update and revise statements made herein or in the Joint Proxy Statement/Prospectus or the supplement to the Joint Proxy Statement/Prospectus based on new information or otherwise.
Important Additional Information Filed with SEC
This Communication is being made in respect of the proposed business combination involving Ares Capital and Allied Capital. In connection with the proposed transaction, Ares Capital has filed with the SEC a Registration Statement on Form N-14 that includes proxy statements of Ares Capital and Allied Capital and that also constitutes a prospectus of Ares Capital. On or around February 16, 2010, Ares Capital and Allied Capital began mailing the Joint Proxy Statement/Prospectus to their respective stockholders of record as of the close of business on February 2, 2010 and, on or around March 11, 2010, Ares Capital and Allied Capital began mailing a supplement to the Joint Proxy Statement/Prospectus to their respective stockholders as of the record date. INVESTORS AND SECURITY HOLDERS
1919 Pennsylvania Avenue, NW | Washington, DC 20006-3434 | 202.721.6100 | 202.721.6101 Fax | www.alliedcapital.com

OF ARES CAPITAL AND ALLIED CAPITAL ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, THE SUPPLEMENT TO THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors and security holders can obtain free copies of the Registration Statement, Joint Proxy Statement/Prospectus, the supplement to the Joint Proxy Statement/Prospectus and other documents filed with the SEC by each of Ares Capital and Allied Capital through the web site maintained by the SEC at http://www.sec.gov. Free copies of the Registration Statement, Joint Proxy Statement/Prospectus, the supplement to the Joint Proxy Statement/Prospectus and other documents filed with the SEC can also be obtained on Ares Capital Corporation’s website at http://www.arescapitalcorp.com or on Allied Capital Corporation’s website at http://www.alliedcapital.com, respectively.
Proxy Solicitation
Ares Capital, Allied Capital and their respective directors, executive officers and certain other members of management and employees, including employees of Ares Capital’s investment adviser Ares Capital Management LLC and its affiliates, may be soliciting proxies from Ares Capital and Allied Capital stockholders in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Ares Capital and Allied Capital stockholders in connection with the proposed acquisition is set forth in the Joint Proxy Statement/Prospectus and the supplement to the Joint Proxy Statement/Prospectus filed with the SEC. You can obtain a free copy of these documents in the manner set forth above.
1919 Pennsylvania Avenue, NW | Washington, DC 20006-3434 | 202.721.6100 | 202.721.6101 Fax | www.alliedcapital.com